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                 EXTENSION OF WARRANT AGREEMENT
             BETWEEN THE FAIRCHILD CORPORATION   AND
                         STINBES LIMITED
      FOR 375,000 SHARES OF CLASS A OR CLASS B COMMON STOCK

This Extension of Warrant Agreement (the "Extension") is made as of September 26, 1997, effective retroactively as of February 21, 1997, for the purpose of extending and modifying (as provided below) the Warrant Agreement dated as of March 13, 1986 (the "Warrant Agreement"), between The Fairchild Corporation, p/k/a Banner Industries, Inc., a Delaware corporation (the "Company"), and Stinbes Limited. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Warrant Agreement.

                            RECITALS

A. On March 13, 1986, the Company entered into the Warrant Agreement with Drexel Burnham Lambert ("DBL"), and (pursuant to the terms of the Warrant Agreement) issued to DBL warrants to purchase up to an aggregate of 200,000 shares of either Class A or Class B common stock of the Company (the "Warrants"). The Warrants were issued in conjunction with DBL acting as the underwriter for the public offering of certain of the Company's debentures.

B. Pursuant to a Purchase and Sale Agreement dated as of January 4, 1989, Jeffrey J. Steiner ("Steiner"), DBL and the Company, Steiner purchased 187,500 Warrants from DBL (subject to all the benefits and obligations under the Warrant Agreement).

C. Section 5.1 of the Warrant Agreement provides that the Warrant Price and the number of Warrant Shares are subject to adjustment upon the occurrence of certain events pursuant to the terms of Section 9 of the Warrant Agreement. In June, 1989, as a result of a two-for-one stock split (an adjustable event as defined in Section 9 of the Warrant Agreement) the number of Warrant Shares in favor of Steiner was increased to 375,000, and the Warrant Price was decreased to $7.67 per share.

D. On September 12, 1991, the Board of Directors of the Company voted to renew the Warrants issued in favor of Steiner, which had expired on March 13, 1991, for an extended term to expire on March 13, 1993. On March 8, 1993, the Board of Directors of the Company voted to extend the Expiration Date of the Warrants to March 13, 1995. On February 16, 1995, the Board of Directors of the Company voted to extend the Expiration Date of the Warrants to March 13, 1997.

E.    On  March 22, 1993, Steiner assigned the Warrants to Bestin
Ltd.   On  May  31,  1993, Bestin Ltd. assigned the  Warrants  to
Stinbes Limited.  Stinbes Limited is an affiliate of Steiner.

F. By Board action taken on February 21, 1997, and again on September 11, 1997, and September 26, 1997, the Board of Directors of the Company voted to extend the Expiration Date of the Warrants to March 13, 2002, subject to the modifications set forth below.

G. Section 17 of the Warrant Agreement provides that the Company and the Holder may, from time to time, supplement or amend the Warrant Agreement in any manner which "the Company may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants and which shall not adversely affect the interest of the Holders."

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein, and for other good and valuable consideration
(the receipt and adequacy of which are hereby acknowledged), the parties hereto agree as follows:

1. Effective as of February 21, 1997, the Expiration Date of any issued Warrants, outstanding and unexpired on that date, shall be March 13, 2002.

2.    Effective as of February 21, 1997, the Warrant Price  shall be  $7.67 per share, increased by two tenths of one cent  ($.002)
for each day subsequent to March 13, 1997, but fixed at $7.80 per share after June 30, 1997.

3. Effective as of February 21, 1997, the Warrants may not be exercised except within the following window periods: (a) within 365 days after the merger of Shared Technologies Fairchild Inc. with AT&T Corporation, MCI Communications, Worldcom Inc., Tel-Save Holdings, Inc., or Teleport Communications Group, Inc.; (b) within 365 days after a change of control of the Company, as defined in the Fairchild Holding Corp. Credit Agreement with Citicorp et. al.; or (c) within 365 days after a change of control of Banner Aerospace, Inc., as defined in the Banner Aerospace, Inc. Credit Agreement with Citicorp. et. al. In no event may the Warrants be exercised after March 13, 2002.

4. Effective as of February 21, 1997, each reference in the Warrant Agreement to "this Agreement" "hereunder", "hereof", "herein", or words of like import shall mean and be a reference to the Warrant Agreement, as amended previously and as extended and modified hereby, and each reference to the Warrant Agreement and any other document, instrument or agreement executed and/or delivered in connection with the Warrant Agreement shall mean and be a reference to the Warrant Agreement as amended previously and as extended and modified hereby.

5.     Except  as  specifically  modified  herein,  the   Warrant
Agreement shall remain in full force and effect and is hereby ratified and confirmed.

6.   This Extension may be executed in multiple counterparts.

IN WITNESS WHEREOF, the parties hereto have caused this Extension to be executed by their respective officers thereunto duly authorized as of the date first written above.


THE FAIRCHILD CORPORATION


By: Donald E. Miller
Senior Vice President and Corporate Secretary


STINBES LIMITED


By: David Faust
Vice President